Biota Pharmaceuticals, Inc.
Unit 10, 585 Blackburn Road
Notting Hill Victoria 3168

August 13, 2013

Enclosed is our manually signed consent relating to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 22, 2013 relating to the financial statements of Biota Holdings Limited which appear in Biota Pharmaceuticals, Inc's Current Report on Form 8-K/A dated January 23, 2013.

Our manually signed consent serves to authorize the use of our name on our consent in the electronic filing of the Company's Registration Statement on Form S-3 with the SEC.

Please provide us with an exact copy of the Registration Statement on Form S-3 as electronically filed with the SEC.

Very truly yours,

PricewaterhouseCoopers

PricewaterhouseCoopers, ABN 52 780 433 757
Freshwater Place, 2 Southbank Boulevard, SOUTHBANK VIC 3006
GPO Box 1331, Melbourne, VIC 3006; DX77
T: +61 3 8603 1000, F: +61 3 8603 1999, www.pwc.com.au

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Biota Pharmaceuticals, Inc. of our report dated January 22, 2013 relating to the financial statements of Biota Holdings Limited, which appears in Biota Pharmaceuticals, Inc's Current Report on Form 8-K/A dated January 23, 2013. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers

PricewaterhouseCoopers
Melbourne, Australia
August 13, 2013